UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                      FORM 8-K

                                 CURRENT REPORT
       Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of Earliest Date Reported) September 12, 1996

                         Sonoma International
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              (Exact name of registrant as specified in its charter)


 Nevada                                    0-6683                 94-0880052
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(State or other jurisdiction          (Commission             (I.R.S. Employer
of incorporatin or organization)       File Number)          Identification No.)


3930 S. Eastern Avenue, Suite 218, Las Vegas Nevada                       89109
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(Address of principal executive offices)                             (Zip Code)


                                (702) 361-3033
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            (Registrant's telephone number, including area code)


901 Tahquitz, Ste B 201, Palm Springs, CA     92261
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Former name or former address, if changed since last report.)



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Item 4.           Changes in Registrant's Certifying Accountant.

Effective September 12, 1996, the Registrant, by act of its board of directors, engaged King Burns & Co. as its principal accountant to audit the Registrant's financial statements, replacing Skeehan & Company in that capacity. This decision was made in conjunction with the execution of an agreement to transfer assets into the Registrant such that the Registrant could thereby have operating assets.

Skeehan & Company audited the Registrant's financial statements for the years ended June 30, 1994 and 1995. The opinions rendered by Skeehan & Company in connection with those audits was qualified because there was "substantial doubt about the Company's ability to continue as a going concern." During the registrant's two most recent fiscal years, there have not been any disagreements with the former accountant on any matter of accounting principals or practices, financial statement disclosures, or auditing scope or procedures, and there have been no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K. The Registrant had not consulted with the newly engaged independent accountant on accounting matters prior to its engagement.

Item 7. Financial Statements and Exhibits

(c)      Exhibits

         16.      Letter re Change in Certifying Accountant


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                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Sonoma International

September 14, 1996                        /s/ Harry W. Hendersen
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Date                                      Harry W. Hendersen,
                                          President and Chief Accounting Officer


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